Exhibit 10.1

To:	Bank Handlowy w Warszawie S.A.
Departament Operacji Kredytowych
ul. Goleszowska 6
01-260 Warsaw

Bank Zachodni WBK S.A.
ul. Grzybowska 5a
00-132 Warsaw

28 February 2011

Re:	PLN 330,000,000.00 Term and Overdraft Facilities Agreement dated 17 December 2010 between, amongst others, Bank Zachodni WBK S.A. as original lender (“Bank Zachodni WBK”), Bank Handlowy w Warszawie S.A. as agent, original lender and security agent (“Bank Handlowy”), Central European Distribution Corporation, CEDC International sp. z o.o., Przedsiębiorstwo “Polmos” Białystok S.A. and PWW sp. z o.o. (the “Facilities Agreement”)

Dear Sirs,

We write to you in respect of the Facilities Agreement. Capitalized terms used in this letter shall have the same meaning as provided for in the Facilities Agreement, unless explicitly provided otherwise herein. References to “Clauses” are references to the respective Clauses of the Facilities Agreement.

As you are aware, Central European Distribution Corporation (“CEDC”) intends to revise its 2011 budget based in part on its full year 2010 preliminary results. The Finance Parties have been provided with and have reviewed information prepared by CEDC in respect of its 2010 results and 2011 budget. As a result of several factors in the fourth quarter of 2010, most notably problems with the supply of excise stamps in Russia, costs related to the launch of Zubrowka Biala in Poland, and increases in spirit pricing, CEDC’s quarterly and full year results did not match earlier expectations. Those issues have been discussed with the Finance Parties during the presentation by CEDC.

As a result, the Borrowers have requested, with the consent of all other Obligors, that the Agent procure agreement from the Finance Parties for a waiver of certain Defaults or the Events of Default that occurred or may occur under the Facilities Agreement.

On the basis set forth in this letter agreement, the Finance Parties agree to waive the Waived Obligations (as defined below), and the Obligors further agree with the Finance Parties (the Obligors and the Finance Parties are referred to herein collectively as the “Parties”) to undertake certain other acts and obligations as set forth herein.

Waiver

Subject to the terms and conditions in paragraphs 1 to 8 below, the Finance Parties agree to waive the Waived Obligations (as defined below).

1.	The waiver shall only be granted by the Finance Parties with respect to: (i) the Consolidated Coverage Ratio and Net Leverage Ratio financial covenants in Clause 23.2 for the Calculation Period ending on 31 December 2010, and (ii) any Default or Event of Default under Clause 25.2.1 and limited solely to breach of requirement of Clause 23 (Financial covenants) of the Facilities Agreement and arising out of or related to the financial results of the Group for 2010 (in each case to be reflected in the Compliance Certificate to be delivered to the Agent as provided in Clause 22.4 on the date provided in Clause 22.3.1) (collectively the “Waived Obligations”).

2.	The financial covenants referred to in Clause 23.2 of the Facilities Agreement applicable to the Calculation Period ending on 31 March 2011 shall be amended and shall be as follows:

(a)	the Net Leverage Ratio shall not exceed 8.35:1,

(b)	the Consolidated Coverage Ratio shall not be less than 1.28:1.

3.	The Obligors hereby confirm that as at the date hereof all Repeating Representations set out in the Facilities Agreement are true and correct, and that the Obligors comply with all provisions of the Facilities Agreement (other than in respect of the Waived Obligations).

4.	The Investor and the Obligors hereby confirm that the Investor and none of the Obligors are in “Default” under the Indenture (as such term is defined in the Indenture).

5.	As of the date of this letter agreement, the Facility B Commitment and the Facility C Commitment shall be pro rata reduced to the total level of PLN 120,000,000. All commitment fees payable by the Borrowers in relation to Facility B and Facility C also shall be reduced pro rata. Subject to the satisfactory, in the Finance Parties’ sole opinion, conclusions of the due diligence process referred to in paragraph 9, the Facility B Commitment and the Facility C Commitment may be increased up to the initial level of PLN 200,000,000 without any additional arrangement fees. At such time, all commitment fees payable by the Borrowers in relations to Facility B and Facility C also shall be increased pro rata.

6.	Not later than 5 Business Days from the date hereof, the Borrowers shall pay to the Agent on the account of Finance Parties a non-refundable waiver fee in the amount of PLN 3,300,000 (one-off fee). The amount of each Original Lender’s share of the waiver fee will be its pro rata share in the Commitment. The Finance Parties shall not demand any additional waiver fee in 2011 in relation to any other waiver that may be requested and given in relation to any breach of the financial covenants set out in the current wording of the Facilities Agreement that may potentially occur in line with the agreed financial plan for 2011.

7.	With the effect from 1 March 2011, the Margin shall be increased and shall amount to 4.25 per cent. per annum in relation to Facility A, 3.25 per cent. per annum in relation to Facility B and Facility C and 2,50 per cent. per annum in relation to the Letters of Credit issued after 1 March 2011. Subject to the satisfactory, in the Finance Parties’ sole opinion, conclusions of the due diligence process referred to in paragraph 9, the Margin may be reduced.

8.	The Finance Parties shall receive, in form and substance satisfactory to them, on or before 2 March 2011, a legal opinion of Dewey & LeBoeuf LLP, as legal advisors to the Obligors as to the matters of the laws of the state of New York (USA), confirming that this letter agreement is not a violation of any provisions of the Indenture.

Other Undertakings

The Obligors hereby further agree to the following undertakings:

9.	The Finance Parties shall be allowed to immediately launch and carry, out at the cost and expense of the Obligors, due diligence on the situation of the Group and the Obligors. Within 30 days from the date hereof, the Finance Parties will appoint, at the cost and expense of the Obligors, an independent, professional and reputable consulting company (“External Advisor”) in order to assist with the due diligence. The Obligors and the Investor shall: (i) cooperate in good faith amongst themselves, with the Finance Parties and the External Advisor and do all acts and things reasonably necessary or desirable in the opinion of the Finance Parties in order to carry out and complete the due diligence process and (ii) promptly deliver any and all documents and information reasonably (in the Finance Parties’ opinion) requested by the Finance Parties or the External Advisor in connection with such due diligence. The due diligence process shall be completed not later than on 31 May 2011. Following the delivery of the due diligence report, the Parties agree to cooperate in good faith to reach an agreement on the revised terms and conditions of the Facilities Agreement by 30 June 2011. Should the agreement on the revised terms and conditions of the Facilities Agreement be not signed by 30 June 2011, the Lenders may, by written notice to the Obligors’ Agent given not earlier than 29 July 2011, cancel the Facilities (pursuant to Clause 25.20.1(d)) and terminate the Facilities Agreement (pursuant to Clause 25.20.1(a)) and declare the Advance and the Overdraft Outstanding Amounts, together with accrued interest, and all other amounts accrued under the Finance Documents, due and payable (pursuant to Clause 25.21(a)) within 3 days from such notice.

10.	The Finance Parties shall be allowed to monitor, on a monthly basis, the financial standing of the individual Obligors and the Investor against the Investor’s updated financial plan for 2011 (the copies of which, duly signed by the Investor, were delivered to the Finance Parties prior to the date hereof), in particular, without limitation, by reviewing the cash flow, sales and liquidity reports as well as lines utilization of the individual Obligors and the Investor, and the Obligors and the Investor shall cooperate in good faith and do all acts and things reasonably necessary or desirable in the opinion of the Finance Parties in order to carry out the monitoring and shall promptly deliver any and all documents reasonably (in the Finance Parties’ opinion) requested by the Finance Parties and within the scope and in the form requested by the Finance Parties and relating to, amongst others, the financial standing of the individual Obligors and the Investor and the execution of submitted forecasts.

11.	The Obligors shall promptly pay all costs and expenses (including all documented and pre-agreed legal fees) incurred by the Finance Parties in connection with the preparation and negotiation and performance of this letter agreement.

Other Matters

12.	Nothing in this letter agreement shall affect the rights of the Finance Parties in respect of the occurrence of any Default other than the Waived Obligations, whether arising prior to, on or after the date of this letter agreement.

13.	The fact that the Finance Parties have allowed or may allow further drawings under the Facilities shall not be read as their waving of any rights they may have under the Finance Documents other than in respect of the Waived Obligations.

14.	The provisions of Clause 32 (Notices), Clause 34 (Partial Invalidity), Clause 35 (Remedies and waivers) and Clause 39 (Enforcement) of the Facilities Agreement shall be incorporated into this letter agreement as if set out in full in this letter agreement, and as if references in those clauses to “this Agreement” or “the Finance Documents” are references to this letter agreement.

15.	This letter agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy thereof.

16.	This letter agreement is a “Finance Document” for the purpose of the Facilities Agreement.

17.	This letter agreement is governed by Polish law.

18.	If the terms of this letter agreement are satisfactory, please indicate your acceptance by signing a copy hereof in the place indicated below and returning it to our office.

[Signature Pages Follow]

Acting in the name of CEDC International sp. z o.o. as Borrower:

Przemyslaw Witas	General Counsel of CEDC Group and Proxy	February 28, 2011 /s/ Przemyslaw Witas
Name	Position	Date and signature

Acting in the name of PWW sp. z o.o. as Borrower:

Przemyslaw Witas	General Counsel of CEDC Group and Proxy	February 28, 2011 /s/ Przemyslaw Witas
Name	Position	Date and signature

Acting in the name of Przedsiębiorstwo “Polmos” Białystok sp. z o.o. as Borrower:

Przemyslaw Witas	General Counsel of CEDC Group and Proxy	February 28, 2011 /s/ Przemyslaw Witas
Name	Position	Date and signature

Acting in the name of CEDC as Original Guarantor:

Przemyslaw Witas	General Counsel of CEDC Group and Proxy	February 28, 2011 /s/ Przemyslaw Witas
Name	Position	Date and signature

Acting in the name of Limited Liability Company “The Trading House “Russian Alcohol” as Guarantor:

Przemyslaw Witas	General Counsel of CEDC Group and Proxy	February 28, 2011 /s/ Przemyslaw Witas
Name	Position	Date and signature

Acting in the name of Joint Stock Company “Distillery Topaz” as Guarantor:

Przemyslaw Witas	General Counsel of CEDC Group and Proxy	February 28, 2011 /s/ Przemyslaw Witas
Name	Position	Date and signature

Acting in the name of ZAO “Sibirsky LVZ” as Guarantor:

Przemyslaw Witas	General Counsel of CEDC Group and Proxy	February 28, 2011 /s/ Przemyslaw Witas
Name	Position	Date and signature

Acting in the name of OOO “First Tula Distillery” as Guarantor:

Przemyslaw Witas	General Counsel of CEDC Group and Proxy	February 28, 2011 /s/ Przemyslaw Witas
Name	Position	Date and signature

Acting in the name of “The Trading House “Russian Alcohol-Center” LLC as Guarantor:

Przemyslaw Witas	General Counsel of CEDC Group and Proxy	February 28, 2011 /s/ Przemyslaw Witas
Name	Position	Date and signature

Acting in the name of “The Trading House “Russian Alcohol North-West” LLC as Guarantor:

Przemyslaw Witas	General Counsel of CEDC Group and Proxy	February 28, 2011 /s/ Przemyslaw Witas
Name	Position	Date and signature

Acting in the name of Closed Joint Stock Company Mid-Russian Distilleries as Guarantor:

Przemyslaw Witas	General Counsel of CEDC Group and Proxy	February 28, 2011 /s/ Przemyslaw Witas
Name	Position	Date and signature

Acting in the name of Limited Liability Company “Parliament Production” as Guarantor:

Przemyslaw Witas	General Counsel of CEDC Group and Proxy	February 28, 2011 /s/ Przemyslaw Witas
Name	Position	Date and signature

Acting in the name of Limited Liability Company “Parliament Distribution” as Guarantor:

Przemyslaw Witas	General Counsel of CEDC Group and Proxy	February 28, 2011 /s/ Przemyslaw Witas
Name	Position	Date and signature

Acting in the name of “Bravo Premium” LLC as Guarantor:

Przemyslaw Witas	General Counsel of CEDC Group and Proxy	February 28, 2011 /s/ Przemyslaw Witas
Name	Position	Date and signature

We hereby agree to this letter agreement.

Acting in the name of Bank Handlowy w Warszawie S.A. as the Original Lender and the Agent:

Sebastian Perczak		February 28, 2011 /s/ Sebastian Perczak
Name	Position	Date and signature

Piotr Kosno		February 28, 2011 /s/ Piotr Kosno
Name	Position	Date and signature

Acting in the name of Bank Zachodni WBK S.A. as the Original Lender:

Name Illegible	Director and Proxy	February 28, 2011 /s/ Signature Illegible
Name	Position	Date and signature

Artur Chodacki	Director and Proxy	February 28, 2011 /s/ Artur Chodacki
Name	Position	Date and signature